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As filed with the Securities and Exchange Commission on February 21, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SEEBEYOND TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	95-4249153
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

404 East Huntington Drive
Monrovia, California 91016
(626) 471-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Barry J. Plaga
Senior Vice President, Chief Financial Officer
404 East Huntington Drive
Monrovia, California 91016
(626) 471-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

JEFFREY D. SAPER, ESQ. WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION 650 PAGE MILL ROAD PALO ALTO, CA 94304 (650) 493-9300 FAX: (650) 493-6811	SUZANNE SAWOCHKA HOOPER, ESQ. COOLEY GODWARD LLP 5 PALO ALTO SQUARE 3000 EL CAMINO REAL PALO ALTO, CA 94306 (650) 843-5000 FAX: (650) 849-7400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-81616

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	1,808,516	$9.57	$17,307,499	$1,593

(1)
Includes 235,893 shares of Common Stock issuable upon exercise of the underwriters' over-allotment option.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement hereby incorporates in its entirety by reference the contents of the Registrant's Registration Statement on Form S-3 (No. 333-81616), as amended, which was declared effective by the Securities and Exchange Commission on February 20, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on February 21, 2002.

SEEBEYOND TECHNOLOGY CORPORATION
By:
/s/ BARRY J. PLAGA* Barry J. Plaga Senior Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant on February 21, 2002.

Signature	Title
/s/ JAMES T. DEMETRIADES* James T. Demetriades	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ BARRY J. PLAGA* Barry J. Plaga	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RAYMOND J. LANE* Raymond J. Lane	Chairman of the Board of Directors
/s/ SALAH M. HASSANEIN* Salah M. Hassanein	Director
/s/ GEORGE J. STILL* George J. Still	Director
/s/ STEVEN A. LEDGER* Steven A. Ledger	Director
/s/ GEORGE ABIGAIL* George Abigail	Director
*By:	/s/ MARK BROOKS Mark Brooks, Attorney-in-fact

Index to Exhibits

Exhibit Number
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1*	Power of Attorney

*Previously filed.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
Index to Exhibits